Exhibit 10.1

October 2, 2024

Scilex Holding Company

60 San Antonio Rd.

Palo Alto, CA 94303 Attn: Stephen Ma

VIA EMAIL

RE: Consent under Senior Secured Promissory Note (this “Consent Letter”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (the “Note”), issued by the Company to Oramed, as Holder (“Holder”), (iii) all related Transaction Documents, as defined in the SPA, and (iv) that certain Consent under Senior Secured Promissory Note, dated as of September 23, 2024, by and among the parties hereto (the “September 23 Consent”).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Consent.

(a) Notwithstanding any provision to the contrary in the SPA, the Note or any other Transaction Document, the Company and the Holder constituting all Holders under the Note hereby agree as follows:

The undersigned Holder hereby consents and agrees that, notwithstanding the requirements set forth in Section 2(e) of the Note or the September 23 Consent, to extend the due date of the $20,000,000 amortization payment originally due on September 21, 2024 (or, after application of the provisions of such Section with respect to Business Days, September 23, 2024) and thereafter extended pursuant to the September 23 Consent to September 30, 2024 and extended again via e-mail at 12:01 a.m. eastern on October 1, 2024 to 11:59 p.m. eastern on October 1, 2024 (the “Existing Due Date”) to, and such payment shall instead be due on, Monday, October 7, 2024 (the “Extended Due Date”). For the avoidance of doubt, the failure of the company to make such scheduled payment on the Existing Due Date shall not constitute an Event of Default.

(b) The foregoing limited consent (i) is a one-time consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Agent and the Holders have granted the limited consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar consent in the future.

Section 3 Affirmation.

(a) Except as specifically consented to pursuant to Section 2 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Consent Letter.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Consent Letter and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 4 Miscellaneous.

(a) This Consent Letter is effective at 12:01 a.m. eastern on October 2, 2024.

(b) Section headings in this Consent Letter are included herein for convenience of reference only and shall not constitute a part of this Consent Letter for any other purposes.

(c) This Consent Letter may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Consent Letter or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(d) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(e) From and after the date on which this Consent Letter shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Consent Letter and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(f) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS CONSENT LETTER MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(g) The Company has agreed to reimburse Holder upon the execution of this Consent Letter for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Consent Letter.

[Remainder of Page Intentionally Left Blank]

Sincerely,

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron

Name: Nadav Kidron

Title: Chief Executive Officer, President

Address for Notice:

1185 Avenue of the Americas, Third Floor

New York, NY 10036 Attn: Josh Hexter

Email: nadav@oramed.com josh@oramed.com david@oramed.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attn: Ehud Barak; James Gerkis;

Grant Darwin; Philip Kaminski

E-mail: ebarak@proskauer.com; jgerkis@proskauer.com;

gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Consent Letter]

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer; President

960 San Antonio Rd. Palo Alto, CA 94303 Attention: Stephen Ma Telephone: (408) 891-8341 Email: sma@scilexholding.com with a copy to (which shall not constitute notice) to:

Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895 Email: elizabethrazzano@paulhastings.com

[Signature Page to Consent Letter]